FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
Investor Relations Contact: Marissa Travaline x4227
e-mail: mtravaline@sjindustries.com
Media Contact: Joanne Brigandi x 4240
e-mail: jbrigandi@sjindustries.com

April 24, 2014

SJI Expects First Quarter Growth in Economic EPS to Top 30%;
Guides Toward 12% Growth in Economic EPS for Full Year

Folsom, NJ (NYSE: SJI) - In conjunction with hosting its Annual Meeting of Shareholders, South Jersey Industries today updated guidance around 2014 Economic Earnings per share expectations, guiding toward the higher end of its previously stated range of 6-12%. Economic EPS growth at the top end of that range would equate to $3.39 in Economic Earnings per diluted share.

This update is based largely on first quarter results that are expected to reflect Economic EPS growth 30% higher than the same period last year. Citing strong year-to-date performance by the utility and significantly improved contributions from the non-utility wholesale business as the growth drivers for the quarter, SJI Chairman and CEO Edward J. Graham offered the following:

“Within SJI, there exists a strategic layering of opportunities designed to drive performance and earnings growth. Coupled with the strong contributions from the utility at the core of our earnings, the actions taken over the last year to leverage the optionality of our energy production assets returned significant benefits in the first quarter. In addition, transportation capacity added in the fourth quarter of 2013 to move gas more efficiently from producers to end users in support of our long-term fuel supply management contracts, allowed us to capitalize in the near term on the impacts to demand caused by the recent winter’s severe weather, without increasing our risk exposure. As a result, we are forecasting significant Economic Earnings growth for 2014 that also underscores the strategic plan we have in place to drive future earnings beyond 2014.”

SJI continues to target average long-term Economic EPS growth, beyond 2014, of at least 6-7% per year. The company will release earnings on May 9, and conduct a conference call that day to discuss first quarter 2014 results, and future expectations, in greater detail.

ABOUT SOUTH JERSEY INDUSTRIES

South Jersey Industries (NYSE: SJI), a member of the MSCI Global Climate Index, offers solutions to climate change and helps customers control energy costs. South Jersey Gas, one of the nation’s fastest growing natural gas utilities, delivers clean, efficient natural gas and promotes energy efficiency to customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing and operating on-site energy production facilities; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and risk management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

FORWARD LOOKING STATEMENTS

This news release contains “forward-looking statements” as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release should be considered forward-looking statements made in good faith by South Jersey Industries (SJI or the Company) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release, or any other of the Company's documents or oral presentations, words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to the risks set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this news release. While the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements whether as a result of new information, future events or otherwise.

EXPLANATION AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measures of Economic Earnings and Economic Earnings per share.

These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all derivative transactions, and (2) less realized gains and plus realized losses, as applicable and in each case after tax, on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal, and (3) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period.

Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions and transactions or contractual arrangements where the true economic impact will be realized in a future period. Specifically, we believe that this financial measure indicates to investors the profitability of the entire derivative related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. Considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction.